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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2005

ST. JUDE MEDICAL, INC.
(Exact name of registrant as specified in its charter)

0-8672
(Commission file number)

Minnesota (State or other jurisdiction of incorporation)	41-1276891 (I.R.S. Employer Identification Number)
One Lillehei Plaza, St. Paul, MN (Address of Principal Executive Offices)	55117 (Zip Code)

Registrant's telephone number, including area code: (651) 483-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

  Merger Agreement

        On October 16, 2005, St. Jude Medical, Inc. (St. Jude Medical) and Advanced Neuromodulation Systems, Inc., a Texas corporation (ANS), jointly announced that they, and Apollo Acquisition Corp., a Texas corporation and a wholly-owned subsidiary of St. Jude Medical, had entered into an Agreement and Plan of Merger (the Merger Agreement), dated as of October 15, 2005.

        Under the terms of the Merger Agreement, St. Jude Medical will commence a tender offer (the Offer) for all of the outstanding shares of ANS common stock for $61.25 per share in cash, no later than Tuesday, October 25, 2005. Following successful completion of the tender, holders of any remaining outstanding shares of ANS will be entitled to receive cash of $61.25 per share of ANS common stock upon the closing of the merger. The transaction is subject to customary closing conditions and regulatory approvals, as well as the valid tender of a majority of the outstanding shares of ANS common stock, on a fully-diluted basis. St. Jude Medical expects the transaction to close by the end of the year. Following close of the transaction, ANS will become a newly created division of St. Jude Medical. ANS will remain headquartered in Plano, Texas. A copy of the press release, dated October 16, 2005, issued by St. Jude Medical announcing the execution of the Merger Agreement is filed as Exhibit 99.1 hereto.

        The foregoing description of the Offer and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

        This disclosure is neither an offer to purchase nor a solicitation of an offer to sell shares of ANS. St. Jude Medical will be filing a tender offer statement with the Securities and Exchange Commission (SEC) and ANS will be filing a solicitation/recommendation statement with respect to the Offer. ANS shareholders are advised to read the tender offer statement regarding the acquisition of ANS, and the related solicitation/recommendation statement, when those statements are made available to them. The tender offer statement and the solicitation/recommendation statement will contain important information that should be read carefully before any decision is made with respect to the Offer. These documents will be made available to all shareholders of ANS at no expense to them. These documents will also be available at no charge on the SEC's web site at www.sec.gov. Shareholders may also obtain copies of these documents without charge by requesting them from ANS, Inc. in writing at 6901 Preston Road, Plano, Texas 75024, or by phone at (972) 309-8000.

  $250 Million Interim Liquidity Facility

        On October 14, 2005, St. Jude Medical entered into an agreement with Bank of America, N.A., regarding a $250 million interim liquidity facility (the Interim Facility). The Interim Facility creates a $250 million unsecured revolving credit facility that St. Jude Medical can draw upon for use in financing part of the acquisition of ANS, as described under the heading "Merger Agreement," above, and to support St. Jude Medical's commercial paper issued for the purpose of financing that acquisition. The Interim Facility expires on January 13, 2006.

        St. Jude Medical is also a party to that certain Multi-Year $400 Million Credit Agreement, dated September 28, 2004 with a consortium of lenders and Bank of America, N.A., as Administrative Agent, L/C Issuer and Lender (the Credit Agreement). The Interim Facility incorporates various operating and financial covenants from the Credit Agreement. Amongst other requirements, St. Jude Medical must have a leverage ratio (defined as the ratio of funded debt to EBITDA (net earnings before interest, income taxes, depreciation and amortization)) not exceeding 3.0 to 1.0, and an interest coverage ratio (defined as the ratio of EBITDA to interest charges) not less than 3.5 to 1.0. St. Jude Medical also has limitations on additional liens or subsidiary indebtedness and limitations on certain acquisitions, investments and dispositions of assets. In the event that St. Jude Medical defaults under the Interim Facility, the facility may be terminated by Bank of America, N.A., and all outstanding principal and interest may become due and payable.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

  Employee Communication

        Attached hereto as Exhibit 99.2 is a communication made available to employees of St. Jude Medical on October 16, 2005.

  Investor Presentation

        St. Jude Medical made available on its web site (www.sjm.com) the investor presentation materials attached as Exhibit 99.3 hereto on October 17, 2005.

        The foregoing information in this Item 7.01 (including the exhibits hereto) is being furnished under "Item 7.01. Regulation FD Disclosure." Such information (including the exhibits hereto) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

        As discussed on page 2 of Exhibit 99.2 and page 2 of Exhibit 99.3, respectively, the employee communication and the investor presentation contain forward-looking statements within the meaning of the federal securities laws. These statements are based on present expectations, and are subject to the limitations listed therein and in St. Jude Medical's other SEC reports, including that actual events or results may differ materially from those in the forward-looking statements.

        As discussed on page 2 of Exhibit 99.2 and page 2 of Exhibit 99.3, respectively, the employee communication and the investor presentation are neither an offer to purchase nor a solicitation of an offer to sell shares of ANS. St. Jude Medical will be filing a tender offer statement with the Securities and Exchange Commission (SEC) and ANS will be filing a solicitation/recommendation statement with respect to the Offer. ANS shareholders are advised to read the tender offer statement regarding the acquisition of ANS, and the related solicitation/recommendation statement, when those statements are made available to them. The tender offer statement and the solicitation/recommendation statement will contain important information that should be read carefully before any decision is made with respect to the Offer. These documents will be made available to all shareholders of ANS at no expense to them. These documents will also be available at no charge on the SEC's web site at www.sec.gov. Shareholders may also obtain copies of these documents without charge by requesting them from ANS in writing at 6901 Preston Road, Plano, Texas 75024, or by phone at (972) 309-8000.

Item 8.01. Other Events.

        We are voluntarily filing the following description of certain risks affecting us in order to make publicly available such risk factor disclosure and to update the risk factor disclosure that we made in our Annual Report for the fiscal year ending December 31, 2004, which we filed with the SEC on Form 10-K on March 11, 2005.

  Cautionary Statements

        In this discussion and in other written or oral statements made from time to time, we have included and may include statements that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent our belief regarding future events, many of which, by their nature, are inherently uncertain and beyond our control. These statements relate to our future plans and objectives, among other things. By identifying these statements for you in this manner, we are alerting you to the possibility that actual results may differ, possibly materially, from the results indicated by these forward-looking statements. We undertake no obligation to update any forward-looking statements.

        Various factors described below may affect our operations and results. We believe the most significant factors that could affect our future operations and results are set forth in the list below. Since it is not possible to foresee all such factors, you should not consider these factors to be a complete list of all risks or uncertainties.

        1.     Legislative or administrative reforms to the U.S. Medicare or Medicaid systems or similar reforms of international reimbursement systems in a manner that significantly reduces reimbursement for procedures using our medical devices or denies coverage for such procedures. Adverse decisions relating to our products by administrators of such systems in coverage or reimbursement issues.

        2.     Acquisition of key patents by others that have the effect of excluding us from market segments or require us to pay royalties.

        3.     Economic factors, including inflation, changes in interest rates and changes in foreign currency exchange rates.

        4.     Product introductions by competitors which have advanced technology, better features or lower pricing.

        5.     Price increases by suppliers of key components, some of which are sole-sourced.

        6.     A reduction in the number of procedures using our devices caused by cost-containment pressures or preferences for alternate therapies.

        7.     Safety, performance or efficacy concerns about our marketed products, many of which are expected to be implanted for many years, leading to recalls and/or advisories with the attendant expenses and declining sales.

        8.     Changes in laws, regulations or administrative practices affecting government regulation of our products, such as FDA laws and regulations, that increase pre-approval testing requirements for products or impose additional burdens on the manufacture and sale of medical devices.

        9.     Regulatory actions arising from the concern over Bovine Spongiform Encephalopathy (BSE), sometimes referred to as "mad cow disease", that have the effect of limiting the Company's ability to market products using collagen, such as Angio-SealTM, or that impose added costs on the procurement of collagen.

        10.   Difficulties obtaining, or the inability to obtain, appropriate levels of product liability insurance.

        11.   The ability of our Silzone® product liability insurers, especially Kemper, to meet their obligations to us.

        12.   A serious earthquake affecting our facilities in Sunnyvale or Sylmar, California, or a hurricane affecting our operations in Puerto Rico.

        13.   Healthcare industry consolidation leading to demands for price concessions or the exclusion of some suppliers from significant market segments.

        14.   Adverse developments in litigation including product liability litigation, patent litigation or other intellectual property litigation.

        15.   Inability to successfully integrate the businesses that we have acquired since June 8, 2004, and that we plan to acquire, including ANS.

        16.   Following the proposed acquisition of ANS, adverse developments arising out of the investigation by the Office of the Inspector General, Department of Health and Human Services into certain business practices of ANS.

        17.   Failure to successfully complete clinical trials for new indications for our products and failure to successfully develop markets for such new indications.

        18.   Uncertainty as to whether the acquisition of ANS will be completed.

Item 9.01. Financial Statements and Exhibits.

        (c)   Exhibits

Exhibits	Description
2.1	Agreement and Plan of Merger dated as of October 15, 2005
99.1	Joint Press Release dated October 16, 2005
99.2	Employee Communication
99.3	Investor Presentation

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JUDE MEDICAL, INC.
Dated: October 17, 2005
	By:	/s/ KEVIN T. O'MALLEY Kevin T. O'Malley Vice President and General Counsel

EXHIBIT INDEX

Exhibits	Description
2.1	Agreement and Plan of Merger dated as of October 15, 2005
99.1	Joint Press Release dated October 16, 2005
99.2	Employee Communication
99.3	Investor Presentation

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SIGNATURES
EXHIBIT INDEX